Exhibit 99.1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of

DiamiR Biosciences Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of DiamiR Biosciences Corp. (the “Company”) as of May 31, 2026 and 2025, the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended May 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2026 and 2025, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has a significant working capital deficiency, has incurred significant losses from operations, and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2023 (such date takes into account the acquisition of the attest business of Marcum llp by CBIZ CPAs P.C. effective November 1, 2024).

New York, New York
August 21, 2026

DIAMIR BIOSCIENCES CORP.

CONSOLIDATED BALANCE SHEETS

	May 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$112,690	$56,836
Accounts receivable	212,400	—
Prepaid expenses and other current assets	20,160	46,649
Total current assets	345,250	103,485

Property and equipment, net	9,559	20,029
Right of use asset, net	65,508	63,349
Intangible assets	197,761	197,761
Total assets	$618,078	$384,624

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Convertible notes payable, current, net of discounts	$1,314,150	$—
Accounts payable and accrued expenses	759,989	231,858
Loan payable	65,000	—
Lease liability, current	42,664	41,383
Deferred revenue	10,000	43,982
Total current liabilities	2,191,803	317,223

Convertible notes payable, noncurrent, net of discounts	—	957,662
Lease liability, noncurrent	20,178	22,698
Income taxes payable	-	176,002
Total liabilities	2,211,981	1,473,585

Commitments and contingencies (Note 11)	—	—

Stockholders’ deficit
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 4,440,891 issued and outstanding at May 31, 2026 and 2025	4,441	4,441
Additional paid in capital	4,884,163	4,729,169
Accumulated deficit	(6,482,507)	(5,822,571)
Total stockholders’ deficit	(1,593,903)	(1,088,961)
Total liabilities and stockholders’ deficit	$618,078	$384,624

See accompanying notes to consolidated financial statements

DIAMIR BIOSCIENCES CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended May 31,
	2026	2025
Service revenue	$130,355	$—
Grant revenue	—	531,729
Other revenue	60,000	100,000
Total revenue	190,355	631,729

Operating costs and expenses
Cost of Service Revenue	93,026	—
Research and development	480,553	650,591
General and administrative	1,395,008	624,388
Total operating costs and expenses	1,968,587	1,274,979
Loss from operations	(1,778,232)	(643,250)

Other income/(expense)
Other income	1,063,143	—
Interest expense	(119,393)	(82,046)
Total other income/(expense)	943,750	(82,046)

Net loss before income taxes	(834,482)	(725,296)
Income taxes	(174,546)	17,939
Net loss	$(659,936)	$(743,235)

Net loss per common share, basic and diluted	$(0.15)	$(0.17)

Weighted average number of common shares outstanding
Basic and diluted	4,440,891	4,440,891

See accompanying notes to consolidated financial statements

DIAMIR BIOSCIENCES CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance as of May 31, 2024	4,440,891	$4,441	$4,670,165	$(5,079,336)	$(404,730)
Stock compensation expense			24,312		24,312
Discount on note payable to founder			34,692		34,692
Net loss	—	—	—	(743,235)	(743,235)
Balance as of May 31, 2025	4,440,891	$4,441	$4,729,169	$(5,822,571)	$(1,088,961)
Stock compensation expense			142,300		142,300
Discount on note payable to founder			12,694		12,694
Net loss	—	—	—	(659,936)	(659,936)
Balance as of May 31, 2026	4,440,891	$4,441	$4,884,163	$(6,482,507)	$(1,593,903)

See accompanying notes to consolidated financial statements

DIAMIR BIOSCIENCES CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended May 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(659,936)	$(743,235)
Reconciliation of net loss to net cash used in operating activities:
Depreciation expense	17,408	20,828
Stock compensation	142,300	24,312
Deferred offering costs expensed	—	150,526
Noncash lease expense	(2,158)	(1,830)
Operating lease liabilities	(1,239)	1,867
Amortization of note discount	65,705	43,538
Increase (decrease) in cash resulting from changes in operating assets and liabilities
Accounts receivable	(212,400)	89,281
Prepaid expenses and other current assets	26,489	(77,036)
Accounts payable and accrued expenses	528,131	83,210
Accrued interest	53,476	34,634
Deferred revenue	(33,982)	43,982
Income taxes payable	(176,002)	16,483
Net cash used in operating activities	(252,208)	(313,440)

Cash flows from investing activities:
Purchases of fixed assets	(6,938)	—
Net cash used in investing activities	(6,938)	—

Cash flows from financing activities:
Proceeds from convertible notes payable	250,000	300,000
Proceeds from loan payable	65,000	—
Net cash provided by financing activities	315,000	300,000

Net increase (decrease) in cash	55,854	(13,440)
Cash and cash equivalents at beginning of the year	56,836	70,276
Cash and cash equivalents at end of the year	$112,690	$56,836

Non-cash investing and financing activities:
Discounts on note payable to founder	$12,694	$34,692

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for taxes	$1,456	$1,456

See accompanying notes to consolidated financial statements

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

DiamiR Biosciences Corp. (“DiamiR” or the “Company”) is a molecular diagnostic company focused on developing noninvasive tests for early detection and monitoring of Mild Cognitive Impairment, Alzheimer’s, Parkinson’s, other neurodegenerative diseases, and cancer. The proprietary technology developed at the Company is based on quantitative analysis of circulating organ-enriched microRNAs in plasma. Short-term objectives of the Company include the development of Lab-Developed tests (LDTs) under CLIA guidelines based on the identified miRNA signatures. The tests will be used for screening, patient stratification, as well as disease and treatment monitoring. The Company’s patent portfolio includes United States patents, issued between 2014 and 2024 and set to expire between 2030 and 2038, and certain foreign counterparts, in seven patent families.

The Company was incorporated in 2014 and also operates through its wholly-owned subsidiary, DiamiR, LLC, which was incorporated as a limited liability company in Delaware in 2009. In 2014, the Company entered into a Share Exchange Agreement with DiamiR, LLC, pursuant to which the Company acquired 100% of the issued and outstanding units of DiamiR, LLC in a combination of entities under common control.

In July 2025, the Company entered into a definitive merger agreement (the “Merger Agreement”) with Aptorum Group Limited, a publicly traded Cayman Islands company (“Aptorum”). Pursuant to the Merger Agreement, shareholders of the Company would receive shares of the acquirer’s common stock in a share exchange. Accounting for the merger is not complete. Under the Merger Agreement, the Company’s outstanding convertible notes are expected to be converted to shares of common stock. Concurrent with the execution of the Merger Agreement, the companies entered into a management service agreement and a license agreement through the earlier of the closing of the merger or December 31, 2025 under which the Company provides certain development services. In December 2025 and March 2026, respectively, the latest ending date of the management service agreement and license agreement were extended through March 31, 2026 and June 30, 2026. In June 2026, the management service agreement and license agreement were extended through the date of the closing of the Merger Agreement.

On July 20, 2026 (the “Closing Date”), after obtaining the requisite shareholder approval and satisfying the closing conditions, Aptorum consummated its previously announced merger (the “Closing”) with the Company pursuant to the Merger Agreement. Aptorum was to form a direct, wholly owned subsidiary in the state of Delaware (“Merger Sub”).

Pursuant to the terms of the Merger Agreement, immediately prior to the Closing on July 20, 2026, Aptorum affected a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 206 of the Companies Act (as revised) of the Cayman Islands (the “Domestication”), pursuant to which Aptorum transferred by way of continuation to and became a Delaware corporation. On July 20, 2026, immediately following the Domestication, Merger Sub merged with and into DiamiR in accordance with the applicable provisions of the DGCL, with DiamiR continuing as the surviving company and a wholly-owned subsidiary of Aptorum. As part of the Domestication, Aptorum changed its name to Niki BioSolutions, Inc.(“Niki”) and filed Niki’s Certificate of Incorporation with the Delaware Secretary of State, which replaced Aptorum’s memorandum and articles in effect as of such time. See Note 17, Subsequent Events.

NOTE 2 — BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment focusing on the development and commercialization of methods for the early detection and monitoring of neurodegenerative diseases. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of business or separate business entities.

Going Concern

The Company has a limited operating history and has incurred a net loss of $659,936 and $743,235 for the years ended May 31, 2026 and 2025, respectively, and had net cash used in operating activities of $252,208 and $313,440 for the years ended May 31, 2026 and 2025.

Since the inception of the Company, the operations of the Company have been funded primarily through capital contributions and loans of its founders as well as grant funding, primarily received through the U.S. Department of Treasury and the National Institutes of Health (“NIH”). Management believes this capital is insufficient to fund the Company’s operations for the next twelve months. Management does not anticipate that the Company’s existing working capital alone will be sufficient to fund its operations through the successful development and commercialization of products. As a result, the Company will need to raise additional capital to fund its operations and continue to conduct activities to support its product development and commercialization activities. Management may raise additional funds by way of a public or private offering or may be awarded additional grants

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — BASIS OF PRESENTATION (cont.)

Management cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that the Company raises additional funds by issuing equity securities, the Company’s shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business. If the Company is not able to raise additional capital when required or on acceptable terms, the Company may have to (i) significantly delay, scale back or discontinue the development and/or commercialization of one or more product candidates; (ii) seek collaborators for product candidates at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; or (iii) relinquish or otherwise dispose of rights to technologies, product candidates or products that the Company would otherwise seek to develop or commercialize.

These conditions raise substantial doubt about the Company’s ability to continue as a going concern within twelve months after the date these consolidated financial statements are available to be issued. The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of these consolidated financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and disclosed in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the consolidated financial statements.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of DiamiR Biosciences Corp. and its wholly-owned subsidiary, DiamiR, LLC (collectively referred to as the “Company”). There are no material intercompany transactions.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with a maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of May 31, 2026 and May 31, 2025.

Related Parties

Parties are considered related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at fair value of the goods or services exchanged. See Note 8, Convertible Notes Payable.

Research and Development Expenses

The Company expenses the cost of research and development as incurred. Research and development expenses comprise costs incurred in performing research and development activities, including clinical study costs, contracted services, and other external costs. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity is performed or when the goods have been received, rather than when payment is made, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 730, Research and Development.

Property and Equipment

Equipment is carried at cost and depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accounting for Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the difference between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carryforwards will result in a benefit based on expected profitability by tax jurisdiction. A valuation allowance for such tax assets and loss carryforwards is provided when it is determined to be more likely than not that the benefit of such deferred tax asset will not be realized in future periods. Tax benefits of operating loss carryforwards are evaluated on an ongoing basis, including a review of historical and projected future operating results, the eligible carryforward period, and other circumstances. If it becomes more likely than not that a tax asset will be used, the related valuation allowance on such assets would be reduced.

On December 14, 2023 the FASB issued ASU 2023-09, Improvements to Income Tax Disclosures, which applies to all entities subject to income taxes. The standard requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. The standard is intended to benefit investors by providing more detailed income tax disclosures that would be useful in making capital allocation decisions. For public business entities (PBEs), the new requirements will be effective for annual periods beginning after December 15, 2024. The Company has adopted ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” on a prospective basis for the year ended May 31, 2026. The enactment had minimal impact on the income tax disclosures.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of May 31, 2026 and 2025, the recorded values of cash, accounts receivable, accounts payable and accrued expenses, and convertible note payable to founder approximate the fair values due to the short-term nature of the instruments. See Note 8, Convertible Notes Payable.

The Company determines the fair value of financial and non-financial assets using the highest level inputs available in the fair value hierarchy, which establishes three levels of inputs that may be used to measure fair value as follows:

Level 1:	Inputs that reflect unadjusted quoted prices in active markets that are accessible for identical assets or liabilities;

Level 2:	Inputs include quoted prices for similar assets and liabilities in active or inactive markets or that are observable for the asset or liability either directly or indirectly; and

Level 3:	Unobservable inputs that are supported by little or no market activity.

Since inception, the Company has made certain fair value estimates that are not recurring, generally related to share values and expected volatility, compensation expense and interest expense. Such estimates involve management’s review of available information of comparable companies and are therefore, generally non-observable Level 3 inputs.

Concentrations of Credit Risk

Cash and accounts receivable potentially subject the Company to concentration of credit risk. Cash and cash equivalents are held at U.S. FDIC-insured financial institutions and the amounts on deposit are sometimes above the FDIC insured limits of up to $250,000 per account.

Intangible Assets

The Company records acquired intangible assets based on fair value on the date of acquisition. Finite-lived intangible assets are recorded at cost and amortized on a straight-line basis over the estimated lives of the assets. Indefinite-lived intangible assets are not subject to amortization.

DIAMIR BIOSCIENCES CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Impairment of Long-lived Assets

The Company assesses impairment of asset groups, including intangible assets, when events or changes in circumstances indicate that their carrying amount may not be recoverable. Long-lived assets consist of property and equipment, net, right of use assets and other intangible assets, net. Circumstances which could trigger a review include, but are not limited to: (i) changes in Company plans; (ii) competition; (iii) significant adverse changes in the business climate or legal or regulatory factors; (iv) or, expectations that the asset will more likely than not be sold or disposed of significantly before the end of its estimated useful life. If the estimated future undiscounted cash flows, excluding interest charges, from the use of an asset are less than its carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value. The Company recorded no impairment charges in the years ended May 31, 2026 and 2025.

Patent Costs

The Company has no experience or historical data to support a probable future economic benefit for the arising patent application, filing and prosecution costs. Therefore, patent costs were expensed as a general and administrative expense as incurred. Should the Company experience a legal cost to defend the patent in the future, that cost would be capitalized only when it is part of the cost of retaining and obtaining the future economic benefit of the patent. Costs related to an unsuccessful outcome would be expensed.

Revenue

Grant revenue – Government Assistance

Through May 31, 2025, the Company’s primary source of revenue was grant revenue from non-customers. The Company applied the provisions of ASC Topic 958, Not-For-Profit Entities, applicable to contributions received and recognizes grant revenue as qualified expenses are incurred. In the nine months ended February 28, 2025, all grant revenue was received from the National Institutes of Health (“NIH”). As of May 31, 2025, the Company had used all funding available under the grants.

Under these NIH grants, the Company received funds monthly on a cost-reimbursement basis for agreed-upon direct and indirect costs for specific research and development activities, together with a specified fee. Allowable direct costs included personnel costs, fees for laboratory and other contract services and supplies, among others.

The Company was responsible for performing research and development activities but was not required to achieve any specified identified results. Accordingly, these grants did not contain general payback provisions. However, the Company’s performance, costs and compliance are subject to periodic review and audit and the Company may be required to repay funds already received in the event of noncompliance. Grant-years ending after May 31, 2024 remained subject to review as of May 31, 2026.

Revenue from customers

The Company recognizes revenue from customers in accordance with FASB Topic 606, Revenue from Contracts with Customers (“ASC 606”). Under ASC 606, the Company recognizes revenue when (or as) customers obtain control of promised goods or services, in an amount that reflects the consideration which is expected to be received in exchange for those goods or services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer; (ii) identify the performance obligation(s) in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligation(s) in the contract; and (v) recognize revenues when (or as) the Company satisfies a performance obligation. The Company applies the provisions of ASC 606 to an arrangement when a substantive contract exists and collectability is probable.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s deferred revenue represents amounts invoiced in excess of revenue earned and relates to fees for the Company’s laboratory testing services. The deferred revenue is expected to be recognized as revenue within a year, as samples are tested in accordance with customer specifications. There is no variable consideration. Customer acquisition costs are not significant.

Contract assets and deferred revenues related to contracts with customers consist of the following as of May 31, 2026 and May 31, 2025:

	Contract assets			Contract liabilities
	Contract costs	Unbilled revenue	Total	Deferred revenue
May 31, 2024	$—	$—	$—	$—
Net change due to billings	—	—	—	43,982
Revenue recognized	—	—	—	—
May 31, 2025	—	—	—	43,982
Net change due to billings	11,468	86,373	86,373	10,000
Revenue recognized	—	86,373	86,373	43,982
May 31, 2026	$11,468	$—	$—	$10,000

Other revenue

In the years ended May 31, 2026 and 2025, the Company’s other revenue consists of nonrecurring fees earned under a material transfer agreement with a non-customer. The Company recognized other revenue upon shipment of the subject materials.

Other income

In the year ended May 31, 2026, the Company’s other income consists of fees received under a management services agreement with Aptorum. In July 2025, the Company entered into a definitive merger agreement with Aptorum. Concurrent with the execution of the merger agreement, the companies entered into license agreement and a management services agreement under which the Company will provide certain development and management services through the date of the closing of the Merger Agreement. The services provided by the Company under the agreement are employee services that do not vary significantly in nature on a periodic basis and the Company recognizes income in equal monthly amounts. As of May 31, 2026, $212,400 of revenue from the agreements is included in accounts receivable.

Stock Based Compensation

The Company accounts for share-based compensation arrangements with employees and non-employees using a fair value method which requires the recognition of compensation expense for costs related to all share-based payments including share options. The fair value method requires the Company to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option-pricing model to estimate the fair value of options granted that are expensed on a straight-line basis over the requisite service period, which is generally the vesting period. The Company accounts for forfeitures as they occur.

Leases

The Company accounts for its operating leases under ASC 842, Leases. Accordingly, the Company determines whether a contract is, or contains, a lease at inception. Right-of-use assets represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right-of-use assets and lease liabilities are recognized at lease commencement based upon the estimated present value of unpaid lease payments over the lease term. The Company uses an estimated incremental borrowing rate based on the information available at lease commencement in determining the present value of unpaid lease payments.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Convertible Notes Payable

Debt issuance costs and discounts (premiums) related to notes payable are reported as direct deductions (increases) to the outstanding debt and amortized over the term of the debt using the effective interest method as an addition (reduction) to interest expense.

Segment Information

FASB ASC 280, Segment Reporting (“ASC 280”), establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company performs research and development activities of its own and for others substantially in one location using resources common to internal research activities and revenue-producing services, which have been limited to date. Accordingly, the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the Company’s business activities as a single operating and reportable segment at the consolidated level using cash flow and EBITDA measures to allocate resources and assess performance. Further, the CODM reviews and utilizes functional expenses (personnel, other research and development, and general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included in consolidated net income are depreciation and amortization, stock based compensation, interest expense and the provision for income taxes.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued Accounting Standards Update (“ASU”) No. 2024-03, Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Topic 220): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03 requires additional disclosure of certain amounts included in the expense captions presented on the condensed consolidated statement of operations as well as disclosures about selling expenses. The ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption is permitted for annual financial statements that have not yet been issued. The Company is currently evaluating the impact of ASU 2024-03 on its condensed consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-10, Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities (“ASU 2025-10”). ASU 2025-10 requires that a government grant received by a business entity should not be recognized until it is probable that (a) a business entity will comply with the conditions attached to the grant and (b) the grant will be received. The ASU is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2029 and interim reporting periods within those annal periods. The Company is currently evaluating the impact of ASU 2025-10 on its condensed consolidated financial statements and related disclosures.

In July 2025, the FASB issued ASU No. 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets, which amends ASC 326-202 to provide a practical expedient (for all entities) and an accounting policy election (for all entities, other than public business entities, that elect the practical expedient) related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. Under ASU 2025-05, an entity is required to disclose whether it has elected to use the practical expedient and, if so, whether it has also applied the accounting policy election. An entity that makes the accounting policy election is required to disclose the date through which subsequent cash collections are evaluated. ASU 2025-05 is effective for annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03 on its condensed consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements This ASU clarifies that the interim reporting requirements in Topic 270 apply to all entities that issue interim financial statements prepared in accordance with U.S. GAAP and consolidates such requirements within Topic 270. The amendments provide a comprehensive list within Topic 270 of required interim disclosures, establish a principle requiring disclosure of events or changes occurring after the end of the most recent annual reporting period that have a material impact on interim results and clarifies the form and content requirements applicable to interim financial statements. The amendments in ASU 2025-11 are effective for the interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. This ASU can be applied either prospectively or retrospectively to any or all prior periods presented in the financial statements. The Company is currently evaluating ASU 2025-11 to determine the impact it may have on our consolidated financial statements.

There are no other recently issued accounting pronouncements that the Company believes might have a material impact on its financial position or results of operations.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CURRENT ASSETS

As of May 31, 2026 and 2025, accounts receivable consist of $212,400 and $0 of management services revenue from Aptorum.

Prepaid expenses and other current assets consist of the following:

	May 31, 2026	May 31, 2025
Advances to suppliers	8,692	45,252
Contract costs of revenue	11,468	-
Other	-	1,397
Total	$20,160	$46,649

NOTE 5 — INTANGIBLE ASSETS

In the Company’s fiscal year ended May 31, 2021, the Company acquired laboratory assets and operations, including the laboratory’s CLIA certification and its state operating licenses from a provider of molecular diagnostic tests. The Company allocated $197,761 of the total purchase price to the certification and licenses, which it considers indefinite-lived intangible assets.

NOTE 6 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consists of the following:

	Estimated Life	May 31, 2026	May 31, 2025
Laboratory equipment	5 years	$89,575	$88,388
Furniture	7 years	11,780	11,780
Computer equipment	3 years	5,176	5,176
Total property and equipment		106,531	105,344
Accumulated depreciation		(96,972)	(85,315)
Property and equipment, net		$9,559	$20,029

Depreciation expense was $17,408 and $20,828 for the years ended May 31, 2026 and 2025, respectively.

NOTE 7 — ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	May 31, 2026	May 31, 2025
Outside services	$744,402	$220,411
Employee compensation	15,587	5,884
Other	-	5,563
Total	$759,989	$231,858

NOTE 8 — CONVERTIBLE NOTES PAYABLE

Founders and Other Investors

Convertible notes payable, which are all related party transactions, consist of the following:

	May 31, 2026	May 31, 2025
Executive director	$1,129,775	$872,245
Former Chief Scientific Officer	-	85,417
Others	184,375	-
Total	$1,314,150	$957,662

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — CONVERTIBLE NOTES PAYABLE (cont.)

In the year ended May 31, 2025, the Company amended its outstanding convertible note (“Note”) to its executive director to reflect additional borrowings of $300,000 during the year and interest accrued to the date of the amended note. In the year ended May 31, 2026, the Company amended its outstanding convertible note to its executive director to reflect additional borrowings of $150,000 during the period. The Company estimates that the nominal interest rate on the Note is less than rates that may be obtained from third parties. During the year ended May 31, 2026 the Company recorded discounts of $12,694 on the additional borrowing at an estimated effective rate of 9.5%, as an addition to paid-in capital. During the year ended May 31, 2025 the Company recorded discounts of $35,063 on the additional borrowing at an estimated effective rate of 10%, as an addition to paid-in capital. Other terms and conditions of the Note were not affected. The notes are payable in full on December 31, 2026.

In the year ended May 31, 2026, the Company issued a convertible note (“Investor Note”) to an investor in a related-party transaction reflecting borrowings of $100,000 during the period. No payments of principal or interest on the Investor Note are required prior to maturity on December 31, 2026. The notes call for interest at 10% per annum and are convertible at a conversion price of $1.80 per share of Aptorum common stock upon completion of the merger with Aptorum, or upon the Company’s next equity financing involving the Company’s sale of its equity securities to third party investors at a conversion price based on the financing. Upon any conversion, all unpaid principal and accrued unpaid interest on the Investor Note will be exchanged for the Company’s securities at the lowest per unit price for securities sold to third parties in the next equity financing.

In the year ended May 31, 2026, the convertible note originally issued to the Company’s Chief Scientific Officer was transferred to a third party.

No payments of principal or interest on the notes are required prior to maturity. The notes call for interest at 4% per annum, compounded monthly and are convertible, at the option of the holder, upon the Company’s next equity financing involving the Company’s sale of its equity securities to third party investors. Upon any conversion, all unpaid principal and accrued unpaid interest on the Notes will be exchanged for the Company’s securities at the lowest per unit price for securities sold to third parties in the next equity financing.

In addition, the Notes are due upon demand at the option of the holder when there is a liquidation event, which shall include:

(i)	The closing of the sale, lease, transfer or other disposition of all or substantially all of the assets of Company or the grant of any exclusive license to any material portion of the Company’s intellectual property;

(ii)	The consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold, directly or indirectly, at least fifty percent (50%) of the voting power of the capital stock of the Company or the surviving or acquiring entity);

(iii)	The closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of the Company’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock of the Company (or the surviving or acquiring entity);

(iv)	An initial public offering of securities by Company or one of its subsidiaries; or

(v)	A liquidation, dissolution or winding up of the Company.

The Company estimates that the nominal interest rate on the Notes is less than rates that may be obtained from third parties. The Company has recorded discounts on the Notes, calculated at an estimated effective rate of 10%, as an addition to paid-in capital. Unamortized discounts presented as a deduction from the face amount of the Notes amounted to $43,321 and $96,332 as of May 31, 2026 and 2025, respectively.

See Note 17, Subsequent Events, regarding the Company’s definitive merger agreement and the conversion of the convertible notes payable upon closing of the merger.

Interest expense

Interest expense consists of the following in the years ended May 31:

	2026	2025
Interest on notes	$53,688	$38,508
Amortization of discount	65,705	43,538
Total	$119,393	$82,046

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — LOAN PAYABLE

In February 2026, the Company entered into a loan agreement with Aptorum in which Aptorum loaned DiamiR $65,000 for general corporate purposes. The loan period is for 180 days and the loan bears no interest. DiamiR agreed to repay the loan amount in full to Aptorum on the earlier of the closing of the Merger or the expiration of the loan term.

NOTE 10 — LEASES

As of May 31, 2023, the Company had a lease for laboratory space with a term of one year and a one-year Company renewal option. The Company renewed the lease on a one-year basis in each of the years ended May 31, 2025 and 2026. The current lease term ends December 31, 2026. The Company intends to extend the lease through December 31, 2027 during September 2026. The Company considers exercise of its renewal options to be probable. Accordingly, it has recorded right of use assets and lease liabilities related to the lease.

The lease agreement does not provide an implicit borrowing rate; therefore, an internal incremental borrowing rate is determined based on information available at lease commencement date for purposes of determining the present value of lease payments and recording lease liabilities. In determining this rate, the Company estimated the rate of interest it would pay on collateralized loans with similar payment terms, in a similar economic environment, by reference to comparable lessee companies.

Supplemental cash flow information and non-cash activity related to leases include the following in the years ended May 31:

	2026	2025
Cash paid on operating lease liabilities	$44,062	$42,052
Right of use assets acquired under operating leases	$43,837	$39,083

Lease terms and assumed discount rates are as follows:

	May 31, 2026	May 31, 2025
Average lease term	1.6 years	1.6 years
Discount rate	8.75%	10%

Minimum lease payments under leases with terms greater than one year are as follows:

Year	Amount
Year ending May 31, 2027	$40,849
Year ending May 31, 2028	26,345
Total	67,194
Less imputed interest	(4,352)
Lease liability	$62,842

The Company also leases office space on a monthly basis. Total lease costs were $45,675 and $40,103 in the years ended May 31, 2026 and 2025, respectively

NOTE 11 — COMMITMENTS AND CONTINGENCIES

Wainwright Financial Advisory Agreement

On July 7, 2025, after the consideration, review, and approval of DiamiR’s Chief Executive Officer, DiamiR entered into a financial advisory agreement with H.C. Wainwright & Co., LLC (“Wainwright”), with Wainwright to act as exclusive financial advisor to DiamiR in connection with the merger with Aptorum. As compensation for its services, upon the consummation of the Merger, Wainwright will receive common stock purchase warrants to purchase up to a number of shares of common stock of the Combined Company equal to $500,000 divided by the closing price of the Combined Company’s common stock on the date of consummation of the Merger, which warrants shall have an exercise price of $0.01 per share and a term of exercise of five years. For illustrative purposes only, since the ultimate warrant will be based on the Combined Company’s closing price and will provide the right to receive shares of the Combined Company’s common stock, based on the closing price of Aptorum’s Class A ordinary shares on December 31, 2025, Wainwright would receive warrants to purchase up to 247,525 shares of the Combined Company’s common stock. In the event that DiamiR (or the Combined Company) consummates one or more financing transactions, with gross proceeds of at least $4,000,000 following the execution of the Merger Agreement through and including the consummation of the Merger and within 90 days thereafter, Wainwright shall receive a cash fee of $250,000, which cash fee shall be paid in lieu of a number of warrants equal to $250,000 as described in the immediately preceding sentence (and, if previously issued, a number of warrants equal to $250,000 shall be cancelled). In addition, Wainwright shall receive reimbursement of reasonable out-of-pocket expenses, including legal fees and expenses, incurred by Wainwright in connection with financial advisory agreement.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — COMMITMENTS AND CONTINGENCIES (cont.)

Legal

The Company is not involved in any legal matters arising in the normal course of business. While incapable of estimation, in the opinion of the management, the individual regulatory and legal matters in which it might involve in the future are not expected to have a material adverse effect on the Company’s financial position, results of operations, or cash flows.

NOTE 12 — STOCKHOLDERS’ EQUITY

The Company was capitalized by its two founders with a cash contribution by one of its founders of $250,000 for 2,200,000 shares of common stock and a non-cash contribution by the other founder for 2,000,000 shares of common stock. The non-cash contribution consisted of all of the founders’ rights, title, and interest in any intellectual property, proprietary property or other property of a similar nature related to the business to be conducted by the Company involving methods of using small RNA from bodily fluids for diagnosis and monitoring of neurodegenerative diseases.

Founder Contributions

In the years ended May 31, 2026 and 2025, its founders also made contributions to the Company in the form of below market interest rates on loans and in the form of uncompensated services. the Company recorded discounts on founder notes payable of $12,693 and $34,692 respectively, as additional paid-in capital.

Warrant

Concurrent with the issuance of a note payable settled prior to the year ended May 31, 2024, the Company issued a warrant for 29,336 shares of the Company’s common stock at an exercise price of $5.87 per share. The warrant expired in the year ended May 31, 2025, in accordance with its terms.

Stock Option Plans

The Company maintains stock option plans, under which shares are available for issuance of stock-based awards under terms established by the board of directors. Through May 31, 2026, awards under the plans generally consisted of options with exercise prices equal to fair market value, vesting and service conditions of 18 months to three years without market or performance conditions and ten-year lives. As of May 31, 2026, 600,000 shares remain available for future grant under the 2024 Stock Option Plan. The number of shares available under the 2024 Stock Option Plan will increase by 2% per year or such lower number of shares as may be determined by the Company’s board of directors.

The following is an analysis of the stock option activity under the Plans:

	Number	Weighted Average Exercise Price	Weighted Average Remaining Life
Outstanding May 31, 2024	511,950	$4.66
Granted	—	—
Exercised	—	—
Expired or forfeited	—	—
Outstanding May 31, 2025	511,950	$4.66
Granted	—	—
Exercised	—	—
Expired or forfeited	(70,200)	—
Outstanding May 31, 2026	441,750	$5.03	5.4 years
Exercisable May 31, 2026	193,250	$5.91	4.3 years

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — STOCKHOLDERS’ EQUITY (cont.)

In the year ended May 31, 2026, stock-based compensation expense amounted to $142,300, which is included in general and administrative expenses and was recorded due to certain option awards with contingent vesting conditions which became probable of occurring as of May 31, 2026. In the year ended May 31, 2025, stock-based compensation amounted to $24,312, which was included in research and development expenses. As of May 31, 2026, unrecognized stock-based compensation expense related to options for which vesting is considered probable was $0. As of May 31, 2026, unrecognized stock-based compensation expense related to options for which vesting is not considered probable was $951,412.

In the year ended May 31, 2023, the Company issued 132,000 restricted stock units, vesting upon a change in control or public listing of the Company’s common stock. In the year ended May 31, 2024, concurrent with the modification of stock options described above, the Company terminated outstanding restricted stock units representing 44,000 shares. Vesting of the units is not considered probable and no compensation expense has been recognized through the year ended May 31, 2026 and 2025. The grant-date fair value and unrecognized compensation expense as of May 31, 2026 related to the restricted stock units amounts to $616,880.

NOTE 13 — INCOME TAXES

For the years ended May 31, 2026 and 2025, the components of loss before provision for/(benefit from) income taxes are as follows:

	2026	2025

United States	$(834,482)	$(725,296)
Foreign	—	—
Total	(834,482)	$(725,296)

For the years ended May 31, 2026 and 2025, the provision for income taxes consisted of the following:

	2026	2025
Current:
Federal	$(176,002)	$16,483
State	1,456	1,456
Total current	(174,546)	17,939
Deferred:
Federal	—	—
State	—	—
Total deferred	—	—
Total	$(174,546)	$17,939

For the year ended May 31, 2026, a reconciliation of the Company’s effective tax rate to the statutory U.S. Federal rate as required under ASU 2023-09 is as follows:

	Percent	Amount
Income taxes at Federal statutory rate	21.0%	(175,241)
State income tax, net of Federal income tax benefit *	(0.2)%	1,456
Change in valuation allowance	19.9%	(165,789)
Effect of changes in tax laws or rates enacted in the current period	—	—

Nontaxable or nondeductible items
Financing costs	(15.3)%	127,292
Discounts and interest on notes	(3.0)%	25,072
Share Based Payments	(3.6)%	29,926
Other	(0.7)%	5,990
Changes in unrecognized tax benefits	2.8%	(23,252)
Income tax provision	20.9%	(174,546)

*	The Company files state income taxes in CA, CT, MA & NJ.

A reconciliation of income tax computed using the U.S. federal statutory tax rate compared to that reflected in operations, prior to the requirements of ASU 2023-09, for the year ended May 31, 2025 consists of:

Percent
Income taxes at Federal statutory rate	21.0%
Change in valuation allowance	(14.3)%
Discounts and interest on notes	(2.4)%
Financing costs	(4.3)%
Changes in unrecognized tax benefits	(2.3)%
Income tax provision	(2.3)%

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES (cont.)

The Company’s deferred tax assets and liabilities consist of the following at May 31, 2026 and 2025:

	May 31, 2026	May 31, 2025
Deferred tax assets:
Tax benefit of net operating loss carry-forward (NOL)	$344,733	$351,453
FIN48 reduction in NOL	-	(269,420)
Stock compensation	360,886	351,136
Research and development expenses	-	422,170
Other	16,336	1,151
Total deferred tax assets:	721,955	856,490
Deferred tax liabilities	(27,587)	(8,152)
Net deferred tax assets:	694,368	848,338
Valuation allowance for deferred tax assets	(694,368)	(848,338)
Deferred tax assets, net of valuation allowance	$-	$—

As of May 31, 2026 and 2025, the Company had federal net operating loss (“NOL”) carryforwards available to reduce future taxable income of approximately $1,498,000 and $1,541,000, respectively. As of May 31, 2026 and 2025, the Company had state NOL carryforwards of approximately $428,500 and $392,000, respectively, primarily for the state of New Jersey. Federal NOLs of approximately $132,000 expire in the years May 31, 2026 through May 31, 2028, and remaining Federal NOLs have an indefinite expiration period and can be utilized to offset up to 80% of future taxable income. State loss carryforwards expire between 2036 and 2044.

The U.S. Internal Revenue Code Section 382 imposes an annual limit on the ability of a corporation that undergoes a greater than 50% ownership change to use its net operating loss carry forwards to reduce its tax liability. If in the future the Company undergoes an ownership change exceeding the 50% limitation threshold imposed by Section 382, the Company’s net operating loss carryforwards may be significantly limited as to the amount of use in a particular year. In addition, all or a portion of the Company’s net operating loss carryforwards incurred before 2018, may expire unutilized. The Company has not completed an analysis under Section 382 of the Code, but does not expect it to have a material impact to the financial statements.

When realization of the deferred tax asset is more likely than not to occur, the benefit related to the deductible temporary differences attributable to operations is recognized as a reduction of income tax expense. Valuation allowances are provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods.

The Company’s valuation allowance decreased by approximately $154,000 in the year ended May 31, 2026 primarily due to the enactment of the OBBBA legislation during the period and corresponding reversal of the Company’s related unrecognized tax benefits. The Company’s valuation allowance increased by approximately $104,100 in the year ended May 31, 2025, due to an increase in the Company’s unrecognized tax benefits.

Uncertain tax positions are evaluated based on the facts and circumstances that exist at each reporting period. Subsequent changes in judgment based upon new information may lead to changes in recognition, derecognition, and measurement. Adjustment may result, for example, upon resolution of an issue with the taxing authorities or expiration of a statute of limitations barring an assessment for an issue. The Company recognizes a tax benefit from an uncertain tax position when it is more-likely-than-not that it will be sustained upon examination by tax authorities.

Unrecognized tax benefits, May 31, 2024	$372,544
Gross increases – tax positions in current period	49,626
Unrecognized tax benefits, May 31, 2025	422,170
Gross decreases – tax positions in current period	(422,170)
Unrecognized tax benefits, May 31, 2026	$-

The gross increase in unrecognized tax benefits in the year ended May 31, 2025 related to expected current deductions for certain funded research and development expenses subject to interpretations of applicable tax law, in excess of available net operating carryforwards. Income tax expense in the year ended May 31, 2026 reflects the reversal of prior-period provisions for such unrecognized tax benefits. On July 4, 2025, H.R.1, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the United States. The OBBBA eliminates the requirement under Internal Revenue Code Section 174 to capitalize and amortize U.S.-based research and experimental expenditures over five years, making these expenditures fully deductible in the period incurred, among other provisions.

The Company’s policy is to recognize interest expense and penalties related to income tax matters in income tax expense. As of May 31, 2026, accrued interest related to uncertain tax positions is zero. As of May 31, 2025, accrued interest related to uncertain tax positions amounted to $20,483.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — INCOME TAXES (cont.)

The Company and its subsidiary are subject to U.S. federal and state income tax, and in the normal course of business, its income tax returns are subject to examination by the relevant taxing authorities. As of May 31, 2026, the 2023 to 2026 tax years remained subject to examination. In addition, the years 2015 to 2022 remain open to examination up to the net operating loss amount.

NOTE 14 — LOSS PER SHARE

The following common stock equivalents have been excluded from the calculation of loss per share because their effects would be antidilutive:

	2026	2025
Stock options	441,750	511,950
Restricted stock	88,000	88,000

Additional shares are issuable under the Company’s convertible notes, the amount of which is dependent on future events.

NOTE 15 — DEFINED CONTRIBUTION PLAN

The Company maintains a 401K plan for the benefit of its employees. Company contributions amounted to $10,795 and $5,948 in the years ended May 31, 2026 and 2025, respectively.

NOTE 16 — SEGMENT INFORMATION

Segment revenue and expenses are as follows in the years ended May 31, 2026 and 2025.

	2026	2025
Revenue	$190,355	$631,729
Cost of Service Revenue	93,026	-
Research and development
Salaries and benefits	358,023	449,344
Consultants and contractors	118,052	176,935
Stock based compensation	-	24,312
Other R&D	4,478	-
Total research and development	480,553	650,591
General and administrative
Salaries and benefits	237,874	105,761
Stock based compensation	142,300	-
Consultants and contractors	818,772	213,509
Patents	44,546	44,363
Depreciation	17,408	20,828
Offering costs	-	150,526
Rent and facilities	57,020	53,483
Travel	25,896	6,414
Other	51,192	29,504
Total general and administrative	1,395,008	624,388
Other income	1,063,143	-
Interest expense	119,393	82,046
Income taxes	(174,546)	17,939
Net loss	$(659,936)	$(743,235)

Other general and administrative expenses include miscellaneous losses, software services, statutory and licensing fees, insurance and office expenses, among others.

DIAMIR BIOSCIENCES CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 — SUBSEQUENT EVENTS

On July 20, 2026 (the “Closing Date”), after obtaining the requisite shareholder approval and satisfying the closing conditions, Aptorum consummated its previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger on July 14, 2025, (the “Merger Agreement”), between Aptorum and DiamiR Biosciences Corp., a Delaware corporation, pursuant to which, among other matters, Aptorum was to form a direct, wholly owned subsidiary in the state of Delaware (“Merger Sub”).

Pursuant to the terms of the Merger Agreement and as described in the sections titled “Prospectus Summary” and “The Domestication Proposal” of the Proxy Statement/Prospectus, immediately prior to the Closing on July 20, 2026, Aptorum affected a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 206 of the Companies Act (as revised) of the Cayman Islands (the “Domestication”), pursuant to which Aptorum transferred by way of continuation to and became a Delaware corporation. On July 20, 2026, immediately following the Domestication, Merger Sub merged with and into DiamiR in accordance with the applicable provisions of the DGCL, with DiamiR continuing as the surviving company and a wholly-owned subsidiary of Aptorum (the “Merger”). As part of the Domestication, Aptorum changed its name to Niki BioSolutions, Inc. and filed Niki’s Certificate of Incorporation with the Delaware Secretary of State, which replaced Aptorum’s memorandum and articles in effect as of such time. In connection with the Merger, the Company’s common stock, par value $0.0001 per share (the “Niki Common Stock”), trades on Nasdaq under the symbol “NIKI”.

Following the Domestication, each then issued and outstanding Class A ordinary share of Aptorum converted automatically, on a one-for-one basis, into a share of Niki’s common stock, par value $0.0001 per share, and each then issued and outstanding Class B ordinary share of Aptorum converted automatically into a share of Niki Common Stock and a share of Niki’s non-voting and non-convertible Series A preferred stock (the “Series A Preferred Stock”). Accordingly, a total of 814,430 shares of Niki Common Stock and 179,693 shares of Series A Preferred Stock, respectively, were issued to Aptorum’s existing shareholders.

Pursuant to the Merger, each then-outstanding share of DiamiR’s common stock were converted into a number of shares of Niki Common Stock equal to the Conversion Ratio, which was the number resulting from dividing (i) 0.4102, which is the quotient of dividing the total number of Aptorum ordinary shares on a fully diluted basis by the total number of shares of DiamiR common stock on a fully diluted basis, by (ii) three-seventh (3/7). Accordingly, a total of 1,979,216 shares of Niki Common Stock were issued to current stockholders of DiamiR; no shares of Series A Preferred Stock was issued to any current DiamiR stockholders. In addition, pursuant to the Merger, the outstanding convertible debt of DiamiR was converted into 409,925 pre-acquisition shares of DiamiR, further subject to the Conversion Ratio and reverse split, and were embedded in the 1,979,216 total shares of Niki issued to DiamiR shareholders.

Concurrently with the execution of the Merger Agreement, DiamiR and Aptorum Therapeutics Limited, a wholly owned subsidiary of Aptorum (“Aptorum Therapeutics”), entered into a management services agreement (as amended, the “Management Services Agreement”), which terminated as of the closing of the transaction contemplated by the Merger Agreement. In addition, concurrently with the execution of the Merger Agreement, DiamiR, DiamiR, LLC, a wholly owned subsidiary of DiamiR, Aptorum and Aptorum Therapeutics entered into an intellectual property license agreement (“Licensing Agreement”), pursuant to which DiamiR and DiamiR, LLC shall license on a non-exclusive basis their respective intellectual properties to Aptorum Therapeutics in exchange for upfront and periodic payments and royalties until the earlier of the closing of the Merger or July 31, 2026, and therefore it terminated as of the Closing. The parties also entered into a Voting and Support Agreement, as well as a Stockholder Agreement (collectively with the Management Services Agreement and Licensing Agreement, the “Transaction Documents”), pursuant to which certain parties agreed to vote in favor of certain corporate actions.

The Company has evaluated subsequent events through August 21, 2026, the date these financial statements were available to be issued.